Exhibit 23.5

July 2, 2007

Perfect World Co., Ltd.

8th Floor, Huakong Building

No. 1 Shangdi East Road

Haidian District, Beijing 100085

People’s Republic of China

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of Perfect World Co., Ltd. (the “Company”), effective immediately prior to the effectiveness of the Company’s registration statement on Form F-1 originally filed by the Company on July 2, 2007 with the Securities and Exchange Commission.

Sincerely yours,

/s/ Louis T. Hsieh
Louis T. Hsieh